Exhibit 10.45

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (“Agreement”) is entered into between Art D’Elia (“Employee”) and Domino’s Pizza LLC (“Company”). Employee and the Company are “the parties” to this Agreement.

BACKGROUND FACTS:

Employee has been employed by the Company as its Executive Vice President, International and previously executed an Employment Agreement with the Company effective as of July 30, 2020 (as amended by that certain letter agreement dated February 24, 2022, the “Employment Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Employment Agreement.

The parties desire to document certain understandings regarding Employee’s resignation from the Company.

LEGAL OBLIGATIONS:

In consideration of the mutual promises in this Agreement, and other good and valuable consideration, the parties agree to be legally bound by the following promises and acknowledgements:

1. Separation Date and Immediate Cessation of Title and Signing Authority: Employee’s voluntary resignation as the Company’s Executive Vice President, International shall become effective at 11:59 p.m. ET on October 16, 2024, at which point, Employee’s title as Executive Vice President, International and signing authority on behalf of the Company by virtue of his position as Executive Vice President, International shall be rescinded. Notwithstanding the foregoing, Employee shall remain an employee of the Company subject to the terms and conditions of his Employment Agreement (except as otherwise specified to the contrary herein) as a special advisor until 11:59 p.m. ET on March 31, 2025 (“Separation Date”). Effective on October 31, 2024, Employee will no longer report to work and will cease performing any work-related duties. Notwithstanding the foregoing, the Company retains the right to terminate Employee’s employment at any time for Cause prior to October 31, 2024, in which event the effective date of termination shall be the “Separation Date” for all purposes under this Agreement and Employee will no longer be entitled to the 2024 bonus or health insurance coverage subsidy described in Paragraph 2 below.

2. Payments and Benefits to Employee: Based upon the agreement of the parties, the Company shall continue to provide Employee the following components of her/his compensation payable to him/her under her/his Employment Agreement through the Separation Date: (a) Employee’s Base Salary earned through the Separation Date, less lawfully required taxes, deductions, and withholdings, payable to Employee on the regular payroll dates established by the Company; (b) an amount equal to that portion of any bonus earned in accordance with Section 4.2 of the Employment Agreement, to be paid at the time the Company pays its executives bonuses generally, but no later than 2.5 months after the end of 2024 fiscal year, provided, however, that Employee acknowledges and agrees that s/he will not be entitled to any bonus for the 2025 fiscal year; and (c) outstanding equity grants that Employee holds shall continue to vest from the date hereof through the Separation Date in accordance with the terms of the Company’s 2004 Equity Incentive Plan (the “Stock Plan”) and any applicable award agreements and vested, outstanding equity grants that Employee holds as of the Separation Date shall be governed by the terms of the Stock Plan and any applicable awards agreements (with any unvested equity awards that Employee holds on the Separation Date being cancelled for no consideration), provided, however, that Employee acknowledges and agrees that s/he will not be entitled to any additional equity grants following the date hereof.

Additionally, if Employee elects continuation of health insurance coverage pursuant to Section 601 through 608 of the Employee Retirement Income Security Act of 1974, as amended (“COBRA”), the Company shall also pay Employee on a monthly basis an amount equal to the monthly COBRA premiums payable by Employee for up to 12 months following the Separation Date, provided that such payment will cease upon Employee’s entitlement to other health insurance without charge. Employee agrees to notify the Company if s/he becomes entitled to other health insurance without charge during the 12-month period following the Separation Date.

The Company shall pay any personal income tax liability (on an grossed up basis if and only if such payment by the Company is considered to be taxable income for Employee in the United States) that Employee has or may incur as a result of her/his service on the Board of Directors of DPC Dash Ltd. as well as any costs of Ernst & Young to provide tax consultation with respect to such tax liability and to prepare and make any necessary filings.

Employee acknowledges and agrees that s/he is not and will not be entitled to severance or any additional payments or benefits of any kind under the Employment Agreement or this Agreement, or otherwise, as a consequence of her/his voluntary termination of her/his employment with the Company.

3. Release of Claims: Employee acknowledges that the consideration set forth in this Agreement represents full and final payment of all claims by Employee against the Company, and is in excess of what Employee would otherwise be entitled by virtue of her/his employment. By signing this Agreement, Employee completely and forever releases the Company and any other persons, firms, corporations, or entities with which the Company has been, is now, or may hereafter be affiliated, and any past, present, or future direct or indirect owners, shareholders, directors, officers, employees, attorneys, agents, insurers, partners, employee benefit plans, predecessors and successors in interest, beneficiaries, executors, administrators, personal representatives, heirs, parents, subsidiaries, successors, and assigns of the Company and any other persons, firms, corporations, or entities with which the Company has been, is now, or may hereafter be affiliated (collectively, the “Released Parties”), from any and all known or unknown claims, causes of action, rights, demands, grievances, or lawsuits (collectively, “Claims”) arising out of or in any way relating to any event, matter, or occurrence existing or occurring before Employee signs this Agreement including, but not limited to, Claims that involve or arise from the employment relationship between Employee and the Company, or the termination of that relationship.

This general release includes, but is not limited to, Claims that arise under any of the following: Title VII of the Civil Rights Act of 1964; 42 U.S.C. § 1981; the Age Discrimination in Employment Act of 1967; the Pregnancy Discrimination Act; the Employee Retirement Income Security Act; the Americans with Disabilities Act; the Family and Medical Leave Act; the Equal Pay Act; the Genetic Information Non-Discrimination Act; the Worker Adjustment and Retraining Notification Act; the Sarbanes-Oxley Act; the Health Insurance Portability and Accountability Act; the Fair Credit Reporting Act; the False Claims Act; the Occupational Safety and Health Act; the Uniformed Services Employment and Reemployment Rights Act; any amendments to the foregoing laws; any other federal, state, local, or foreign constitution, statute, ordinance, or regulation; or any other theory of recovery including, but not limited to, claims of discrimination, harassment, or retaliation of any kind, wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, unfair business practices, wage and hour claims of any kind, whether for non-payment, late payment, overtime, misclassification, rest breaks, meal periods, bonuses, reimbursements, deductions, and/or penalties, tort claims of any kind, whether for intentional or negligent infliction of emotional distress, personal injury, defamation, and/or invasion of privacy, and any other common law legal or equitable claims.

This release includes any and all of Employee’s Claims against the Released Parties that exist as of Employee’s execution of this Agreement, even if the facts and/or legal theories supporting those Claims are unknown to Employee at this time. This release binds Employee as well as her/his marital community, heirs, executors, administrators, beneficiaries, and assigns. Excluded from this release are any Claims which cannot be waived by law, including Employee’s right to seek unemployment or workers’ compensation benefits. Also excluded from this release is Employee’s right to enforce his rights under this Agreement and any obligation for Company to indemnify Employee or provide applicable coverage under the Company’s Directors and Officers insurance.

Within 21 days of the Separation Date (and in no event prior to the Separation Date), Employee will execute the Additional Release of Claims attached hereto as Attachment A and return it to the Company representative identified below:

Domino’s Pizza LLC

Attention: Kevin Morris, Executive Vice President, General Counsel & Corporate Secretary

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48105

Employee understands and agrees that her/his right to receive and retain any of the payments otherwise payable pursuant to or described in the Employment Agreement and this Agreement to which s/he is not currently entitled is expressly conditioned upon the Additional Release of Claims becoming fully effective and Employee complying in full with her/his obligations under this Agreement and under the Employment Agreement including, but not limited to, the post-employment obligations in Sections 7 and 8 of the Employment Agreement. If the Additional Release of Claims does not become fully effective in accordance with its terms or Employee fails to comply in full with her/his obligations under this Agreement or the Employment Agreement, Employee shall not be entitled to any amounts set forth in the Employment Agreement or this Agreement to which s/he is not currently entitled.

4. Right to Participate in Governmental Agency Proceedings: Nothing in this Agreement is intended to limit or impair in any way Employee’s right to file a charge or comPlaint with ANY GOVERNMENTAL AGENCY INCLUDING, but not limIted to, THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”), NATIONAL LABOR RELATIONS BOARD (“NLRB”), U.S. Equal Employment Opportunity Commission (“EEOC”), or comparable state and local agencies, or Employee’s right to participate in any investigation OR PROCEEDING conducted by any governmental agency and to recover any appropriate relief in any such action. However, the parties agree that appropriate relief may not include remedies that personally benefit Employee and which s/he has released and waived under this Agreement, including all legal relief, equitable relief, statutory relief, reinstatement, back pay, front pay, and all other damages, benefits, remedies, or relief to which Employee may be entitled as a result of the filing or prosecution of any such charge or complaint against the Released Parties by Employee, or any resulting civil proceeding or lawsuit brought on behalf of Employee and which arises out of any matters that are released or waived by this Agreement. Employee expressly assigns to the Company any such remedies that personally benefit her/him. This Agreement shall not preclude Employee from bringing a charge or complaint to challenge the validity or enforceability of this Agreement under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act. NOTHING IN THIS AGREEMENT PROHIBITS EMPLOYEE’S ACCEPTANCE OF A WHISTLEBLOWER AWARD FROM THE SEC PURSUANT TO § 21F OF THE FEDERAL SECURITIES EXCHANGE ACT OR OTHER FINANCIAL INCENTIVE AWARD FOR ANY INFORMATION EMPLOYEE PROVIDES TO A GOVERNMENT AGENCY.

5. Ownership of Rights and Claims: Employee represents and warrants that: (a) no other person or entity has any interest in the claims, obligations, or damages referred to in this Agreement; (b) s/he has the sole right and exclusive authority to execute this Agreement and receive the consideration set forth herein; and (c) s/he has not sold, assigned, transferred, conveyed, or otherwise disposed of the right to pursue any claims referred to in this Agreement or damages associated with any such claims.

6. Beneficiaries: The parties agree that the rights and benefits to the Company created by this Agreement are intended to apply to any past, present, or future owners, shareholders, directors, officers, employees, attorneys, agents, partners, predecessors and successors in interest, beneficiaries, executors, administrators, personal representatives, heirs, successors, and assigns of the Company and any other persons, firms, corporations, or entities with which the Company has been, is now, or may hereafter be affiliated.

7. Acknowledgements Concerning Compensation/Leave/On-the-Job Injury: Employee acknowledges and agrees that the consideration set forth in this Agreement shall constitute the total amount owed by the Company to Employee and that s/he has: (a) been paid by the Company for all hours s/he has worked for the Company; (b) received all amounts due from the Company through the date Employee executes this Agreement including, but not limited to, compensation, wages, payments, bonuses, benefits, pay in lieu of notice, salary continuation or severance, reimbursements, or any other remuneration of whatever kind arising from or relating to the employment relationship with the Company, or the termination of that relationship, except for the payments and benefits expressly provided for under this Agreement; (c) received any leave (paid or unpaid) and accommodations to which s/he was entitled through the date Employee executes this Agreement; and (d) not suffered any on-the-job injury or occupational illness while working for the Company for which s/he has not already filed a claim.

8. Confirmation: Employee is not aware, to the best of her/his knowledge, of any conduct on Employee’s part or on the part of another past or present employee of the Company that violated the law or otherwise exposed the Company to any liability, whether criminal or civil, whether to any government, individual, or other entity. Further, Employee acknowledges that s/he is not aware of any material violations by the Company and/or its employees, officers, directors, and agents of any constitution, statute, ordinance, regulation, or other rules that have not been addressed by the Company through appropriate compliance and/or corrective action.

9. Non-Disclosure of Agreement: Employee agrees that s/he has and will hold in strict confidence the negotiations resulting in, contents, and terms of this Agreement, except: (a) as required by law; (b) to secure advice from a legal or tax advisor; (c) to her/his spouse; or (d) in a legal action to enforce the terms of this Agreement. Employee further agrees that s/he has and will use every effort to prevent disclosure of the negotiations resulting in, contents, and terms of this Agreement by any of the persons referred to in (b) and (c) of this Paragraph. Employee agrees that the contents of this Paragraph are material terms of the Agreement. NOTHING IN THIS PARAGRAPH IS INTENDED TO LIMIT OR IMPAIR IN ANY WAY EMPLOYEE’S RIGHT TO PROVIDE INFORMATION TO ANY GOVERNMENTAL AGENCY INCLUDING, BUT NOT LIMITED TO, THE SEC, NLRB, EEOC, OR COMPARABLE STATE AND LOCAL AGENCIES. NOTHING IN THIS PARAGRAPH IS INTENDED TO LIMIT OR IMPAIR IN ANY WAY EMPLOYEE FROM DISCLOSING OR DISCUSSING A SEXUAL ASSAULT OR SEXUAL HARASSMENT DISPUTE ARISING AFTER THE DATE OF THIS AGREEMENT THAT IS ALLEGED TO HAVE VIOLATED APPLICABLE FEDERAL, TRIBAL, OR STATE LAW.

10. Violation of the Agreement: Employee understands that any violation or breach of a material term of this Agreement or his/her Employment Agreement by her/him shall give rise to a claim against her/him by the Company and/or the Released Parties for a refund of the consideration paid pursuant to the Employment Agreement and this Agreement and shall forever release and discharge these entities from the performance of any obligations arising from the Employment Agreement and this Agreement but shall not release Employee from performance of her/his obligations under the Employment Agreement and this Agreement.

11. Assistance and Cooperation: Upon request by the Company, Employee agrees to personally provide her/his full assistance and cooperation to the Company in activities related to any past, present, or future lawsuits, claims, or other matters involving the Company including, but not limited to, full assistance and cooperation solely to the Company and not to any other party in the matter captioned Scott Bender v. Domino’s Pizza, Inc., Russell J. Weiner, and Sandeep Reddy (Case No. 2:24-CV-12477-LVP-APP, United States District Court for the Eastern District of Michigan), and any related or similar matters. The Company will reimburse Employee for any reasonable out-of-pocket costs and expenses incurred in connection with providing such assistance and cooperation, provided such costs and expenses are approved in advance by the Company. The Company’s reimbursement obligation shall include Employee’s reasonable attorney’s fees if (and only if) the Company’s outside counsel determines that a conflict of interest exists between the Company and Employee necessitating Employee to retain separate counsel, assuming the Company wants Employee to continue providing its assistance and cooperation under this provision.

12. No External Representations or Agreements: With the exception of Employee’s ongoing obligations under the Employment Agreement that Employee previously executed with the Company and the Stock Plan and any applicable awards agreements, in each case, governing Employee’s equity grants, this Agreement constitutes the sole and entire agreement between the parties regarding the subject matter addressed herein, and supersedes any and all understandings and agreements that may have been reached earlier on this subject matter. Employee understands and agrees that her/his obligations under the Employment Agreement including, but not limited to, the post-employment obligations in Sections 7 and 8 of the Employment Agreement (the “Continuing Obligations”), remain in effect, with the limited exception that the Company agrees not to enforce Section 8.1(iii) against Employee after the Separation Date. There are no understandings, representations, or agreements other than those set forth in this Agreement, the Continuing Obligations set forth in the Employment Agreement (as modified above in this Paragraph) and the Stock Plan and any applicable awards agreements, in each case, governing Employee’s equity grants. No provision of this Agreement shall be amended, waived, or modified except in writing signed by the parties that specifically refers to this Agreement. The Company agrees that its current Leadership Team (comprised of those officers of the Company with a title of Executive Vice President and above) will not publicly make comments or statements to any third party that are disparaging of Employee (provided, however, that nothing in this Paragraph shall impair or interfere with the Company’s ability to engage in business-related intra-corporate communications or to communicate with its shareholders, investors, auditors, and/or legal advisors). A disparaging comment or statement is any communication, oral or written (including any online, social media, or digital communications) which would cause or tend to cause the recipient of the communication to question the business condition, reputation, integrity, competence, fairness, or good character of the person or entity to whom the communication relates.

13. Choice of Law: This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance, or otherwise, by the laws of the State of Michigan, without regard to choice of law principles, and except as preempted by federal law.

14. Limited Admissibility of the Agreement: The parties agree that this Agreement may not be introduced in any proceeding, except to establish conclusively the settlement and release of the claims it encompasses or to otherwise ensure rights created by this Agreement. This Agreement is not to be interpreted as an admission of any liability or other obligation to Employee.

15. Severability: If any provision of this Agreement is held by a court, arbitrator, or other adjudicative body of competent jurisdiction to be invalid, void, or unenforceable for whatever reason, the remaining provisions of this Agreement shall nevertheless continue in full force and effect without being impaired in any manner whatsoever.

16. Attorneys’ Fees and Costs: In any proceeding or action to enforce this Agreement or to recover damages arising out of its breach, the prevailing party shall be awarded its reasonable attorneys’ fees and costs.

17. Employee Acknowledgements: Employee, by her/his execution of this Agreement, acknowledges and agrees that the following statements are true:

(a) S/he has carefully read this entire Agreement and has had any and all questions regarding its meaning answered to her/his satisfaction;

(b) The Agreement is written in language that s/he understands;

(c) S/he is hereby advised to seek independent legal advice and/or counsel of her/his own choosing prior to the execution of this Agreement;

(d) S/he fully understands that this Agreement is a waiver of any and all claims, known and unknown, that s/he may have against the Released Parties;

(e) S/he willingly waives any and all claims in exchange for the promises of the Company in this Agreement, which s/he acknowledges constitute valuable consideration that s/he is not otherwise entitled to receive;

(f)
S/he enters into this Agreement knowingly and voluntarily and is under no coercion or duress whatsoever in considering or agreeing to the provisions of this Agreement; and

(g) S/he understands that this Agreement is a contract and that either party may enforce it.

18. Periods for Considering and Revoking the Agreement: Employee acknowledges that s/he has been given at least 21 days to consider this Agreement. Employee agrees that, if s/he signs and returns this Agreement to the Company representative identified below before the end of the above 21-day period, her/his signature is intended to waive her/his right to consider the Agreement for 21 days. This proposed Agreement shall be deemed withdrawn if Employee fails to sign and return it to the Company representative identified below within 21 days of her/his receipt of the Agreement. The parties agree that Employee may revoke this Agreement at any time within 7 days after signing the Agreement by written notice delivered by certified mail to the Company representative identified below. The parties acknowledge and agree that this Agreement will become effective and enforceable once Employee signs and returns it to the Company representative identified below within 21 days of her/his receipt of the Agreement and following the expiration without exercise of the 7-day revocation period.

Domino’s Pizza LLC

Attention: Kevin Morris, Executive Vice President, General Counsel & Corporate Secretary

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48105

19. Approval/Enforcement/Copies: Employee agrees to cooperate with the Company in seeking and obtaining approval of this Agreement from any governmental agency, court, arbitrator, or other adjudicative body. This Agreement shall be deemed drafted equally by the parties. The language of all parts of this Agreement shall be construed as a whole, according to its fair meaning, and any presumption or other principle that the language herein is to be construed against any party shall not apply. This Agreement may be executed in counterparts or by electronic means such as facsimile or electronic portable document format (pdf), and copies of the Agreement shall be considered as enforceable as if they were the original.

20. Headings Irrelevant: The headings in this Agreement are intended as a convenience to the reader and are not intended to convey any legal meaning.

EMPLOYEE ACKNOWLEDGES THAT S/HE HAS CAREFULLY READ THIS ENTIRE AGREEMENT CAREFULLY. EMPLOYEE IS HEREBY ADVISED BY THE COMPANY TO CONSULT AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT, AND FULLY UNDERSTANDS THAT BY SIGNING BELOW, S/HE IS GIVING UP CERTAIN RIGHTS WHICH S/HE MAY HAVE TO SUE OR ASSERT A CLAIM AGAINST ANY OF THE RELEASED PARTIES AS DESCRIBED HEREIN AND THE OTHER PROVISIONS HEREOF. EMPLOYEE ACKNOWLEDGES THAT S/HE HAS NOT BEEN FORCED OR PRESSURED IN ANY MANNER WHATSOEVER TO SIGN THIS AGREEMENT AND S/HE AGREES TO ALL OF ITS TERMS VOLUNTARILY.

DOMINO’S PIZZA LLC

Employee: _/s/ Art D’Elia_________________ By: _/s/ Kevin S. Morris_______________

Date: _October 21, 2024______________ Its: _EVP, GC & Corporate Secretary____

Date: ____October 21, 2024_____________

ATTACHMENT A

Additional Release of Claims (“Additional Release”)

As explained in Paragraph 3 of the Separation Agreement and General Release (“Agreement”), this Additional Release is for Employee to release and waive any and all claims that may have arisen since the effective date of the Agreement. This Additional Release is intended to supplement, but not to replace, the Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Release of Claims: Employee acknowledges that the consideration set forth in the Agreement represents full and final payment of all claims by Employee against the Company, and is in excess of what Employee would otherwise be entitled by virtue of her/his employment. By signing this Additional Release, Employee completely and forever releases the Company and any other persons, firms, corporations, or entities with which the Company has been, is now, or may hereafter be affiliated, and any past, present, or future direct or indirect owners, shareholders, directors, officers, employees, attorneys, agents, insurers, partners, employee benefit plans, predecessors and successors in interest, beneficiaries, executors, administrators, personal representatives, heirs, parents, subsidiaries, successors, and assigns of the Company and any other persons, firms, corporations, or entities with which the Company has been, is now, or may hereafter be affiliated (collectively, the “Released Parties”), from any and all known or unknown claims, causes of action, rights, demands, grievances, or lawsuits (collectively, “Claims”) arising out of or in any way relating to any event, matter, or occurrence existing or occurring before Employee signs this Additional Release including, but not limited to, Claims that involve or arise from the employment relationship between Employee and the Company, or the termination of that relationship.

This general release includes, but is not limited to, Claims that arise under any of the following: Title VII of the Civil Rights Act of 1964; 42 U.S.C. § 1981; the Age Discrimination in Employment Act of 1967; the Pregnancy Discrimination Act; the Employee Retirement Income Security Act; the Americans with Disabilities Act; the Family and Medical Leave Act; the Equal Pay Act; the Genetic Information Non-Discrimination Act; the Worker Adjustment and Retraining Notification Act; the Sarbanes-Oxley Act; the Health Insurance Portability and Accountability Act; the Fair Credit Reporting Act; the False Claims Act; the Occupational Safety and Health Act; the Uniformed Services Employment and Reemployment Rights Act; any amendments to the foregoing laws; any other federal, state, local, or foreign constitution, statute, ordinance, or regulation; or any other theory of recovery including, but not limited to, claims of discrimination, harassment, or retaliation of any kind, wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, unfair business practices, wage and hour claims of any kind, whether for non-payment, late payment, overtime, misclassification, rest breaks, meal periods, bonuses, reimbursements, deductions, and/or penalties, tort claims of any kind, whether for intentional or negligent infliction of emotional distress, personal injury, defamation, and/or invasion of privacy, and any other common law legal or equitable claims.

This release includes any and all Employee’s Claims against the Released Parties that exist as of Employee’s execution of this Additional Release, even if the facts and/or legal theories supporting those Claims are unknown to Employee at this time. This release binds Employee as well as her/his marital community, heirs, executors, administrators, beneficiaries and assigns. Excluded from this release are any Claims which cannot be waived by law, including Employee’s right to seek unemployment or workers’ compensation benefits. Also excluded from this release is Employee’s right to enforce his rights under this Agreement and any obligations for Company to indemnify Employee or provide applicable coverage under the Company’s Directors and Officers insurance.

Right to Participate in Governmental Agency Proceedings: Nothing in this ADDITIONAL RELEASE is intended to limit or impair in any way Employee’s right to file a charge or comPlaint with ANY GOVERNMENTAL AGENCY INCLUDING, but not limIted to, THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”), NATIONAL LABOR RELATIONS BOARD (“NLRB”), U.S. Equal Employment Opportunity Commission (“EEOC”), or comparable state and local agencies, or Employee’s right to participate in any investigation OR PROCEEDING conducted by any governmental agency and to recover any appropriate relief in any such action. However, the parties agree that appropriate relief may not include remedies that personally benefit Employee and which s/he has released and waived under this Additional Release including all legal relief, equitable relief, statutory relief, reinstatement, back pay, front pay, and all other damages, benefits, remedies, or relief to which Employee may be entitled as a result of the filing or prosecution of any such charge or complaint against the Released Parties by Employee, or any resulting civil proceeding or lawsuit brought on behalf of Employee and which arises out of any matters that are released or waived by this Additional Release. Employee expressly assigns to the Company any such remedies that personally benefit her/him. This Additional Release shall not preclude Employee from bringing a charge or complaint to challenge the validity or enforceability of this Additional Release under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act. NOTHING IN THIS ADDITIONAL RELEASE PROHIBITS EMPLOYEE’S ACCEPTANCE OF A WHISTLEBLOWER AWARD FROM THE SEC PURSUANT TO § 21F OF THE FEDERAL SECURITIES EXCHANGE ACT OR OTHER FINANCIAL INCENTIVE AWARD FOR ANY INFORMATION EMPLOYEE PROVIDES TO A GOVERNMENT AGENCY.

Acknowledgements Concerning Compensation/Leave/On-the-Job Injury: Employee acknowledges and agrees that the consideration set forth in the Agreement shall constitute the total amount owed by the Company to Employee and that s/he has: (a) been paid by the Company for all hours s/he has worked for the Company; (b) received all amounts due from the Company through the Separation Date including, but not limited to, compensation, wages, payments, bonuses, benefits, pay in lieu of notice, salary continuation or severance, reimbursements, or any other remuneration of whatever kind arising from or relating to the employment relationship with the Company, or the termination of that relationship, except for the payments and benefits expressly provided for under the Agreement; (c) received any leave (paid or unpaid) and accommodations to which s/he was entitled through the Separation Date; and (d) not suffered any on-the-job injury or occupational illness while working for the Company for which s/he has not already filed a claim.

Employee Acknowledgements: Employee, by her/his execution of this Additional Release, acknowledges and agrees that the following statements are true:

(a) S/he has carefully read this entire Additional Release and has had any and all questions regarding its meaning answered to her/his satisfaction;

(b) The Additional Release is written in language that s/he understands;

(c) S/he is hereby advised to seek independent legal advice and/or counsel of her/his own choosing prior to the execution of this Additional Release;

(d) S/he fully understands that this Additional Release is a waiver of any and all claims, known and unknown, that s/he may have against the Released Parties;

(e) S/he willingly waives any and all claims in exchange for the promises of the Company in the Agreement, which s/he acknowledges constitute valuable consideration that s/he is not otherwise entitled to receive;

(g)
S/he enters into this Additional Release knowingly and voluntarily and is under no coercion or duress whatsoever in considering or agreeing to the provisions of this Additional Release; and

(g) S/he understands that this Additional Release is a contract and that either party may enforce it.

Periods for Considering and Revoking the Additional Release: Employee acknowledges that s/he has been given at least 21 days to consider this Additional Release. Employee agrees that, if s/he signs and returns this Additional Release to the Company representative identified below before the end of the above 21-day period, her/his signature is intended to waive her/his right to consider the Additional Release for 21 days. This proposed Additional Release shall be deemed withdrawn if Employee fails to sign and return it to the Company representative identified below within 21 days of her/his receipt of the Additional Release. The parties agree that Employee may revoke this Additional Release at any time within 7 days after signing the Additional Release by written notice delivered by certified mail to the Company representative identified below. The parties acknowledge and agree that this Additional Release will become effective and enforceable once Employee signs and returns it to the Company representative identified below within 21 days of her/his receipt of the Additional Release and following the expiration without exercise of the 7-day revocation period.

Domino’s Pizza LLC

Attention: Kevin Morris, Executive Vice President, General Counsel & Corporate Secretary

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48105

EMPLOYEE ACKNOWLEDGES THAT S/HE HAS CAREFULLY READ THIS ENTIRE ADDITIONAL RELEASE CAREFULLY. EMPLOYEE IS HEREBY ADVISED BY THE COMPANY TO CONSULT AN ATTORNEY PRIOR TO EXECUTING THIS ADDITIONAL RELEASE, AND FULLY UNDERSTANDS THAT BY SIGNING BELOW, S/HE IS GIVING UP CERTAIN RIGHTS WHICH S/HE MAY HAVE TO SUE OR ASSERT A CLAIM AGAINST ANY OF THE RELEASED PARTIES AS DESCRIBED HEREIN AND THE OTHER PROVISIONS HEREOF. EMPLOYEE ACKNOWLEDGES THAT S/HE HAS NOT BEEN FORCED OR PRESSURED IN ANY MANNER WHATSOEVER TO SIGN THIS ADDITIONAL RELEASE AND S/HE AGREES TO ALL OF ITS TERMS VOLUNTARILY.

DOMINO’S PIZZA LLC

Employee: _____________________________ By: _______________________________

Date: _____________________________ Its: _______________________________

Date: _______________________________